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                                                                      EXHIBIT 21


                      ACTIVE SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 28, 1999


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
                              NAME                                                      STATE OR COUNTRY
                 ------------------------------                                         ----------------
Brock Suite Hotels, Inc. and subsidiaries.......................................            Delaware
Brookwood Companies Incorporated and subsidiaries...............................            Delaware
Condo Hotel and Resort Management, Inc..........................................            Delaware
HEPGP Ltd.......................................................................            Colorado
HSC Securities Corporation......................................................            Delaware
HWG, LLC........................................................................            Delaware
HWG Holding One, Inc............................................................            Delaware
HWG Holding Two, Inc............................................................            Delaware
HWG Realty Investors, LLC and subsidiaries......................................            Delaware
Hallwood Commercial Real Estate, LLC............................................            Delaware
Hallwood G.P., Inc..............................................................            Delaware
Hallwood Hotels, Inc. and subsidiaries..........................................            Delaware
Hallwood Investment Company.....................................................       Grand Cayman Island
Hallwood Realty, LLC............................................................            Delaware
Integra Resort Management, Inc. and subsidiaries................................            Delaware
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